As filed with the Securities and Exchange Commission on June 25, 2002

Registration No. 333-86370

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Interpool, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7359, 6159 (Primary Standard Industrial Classification Code Number)	13-3467669 (I.R.S. Employer Identification Number)

211 College Road East
Princeton, New Jersey 08540
(609) 452-8900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Martin Tuchman
Chairman and Chief Executive Officer
Interpool, Inc.
211 College Road East
Princeton, New Jersey 08540
(609) 452-8900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attn: Jeffrey S. Lowenthal
(212) 806-5400

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
        TITLE OF EACH CLASS                                                      MAXIMUM
        OF SECURITIES TO BE               AMOUNT TO        OFFERING PRICE   AGGREGATE OFFERING       AMOUNT OF
             REGISTERED               BE REGISTERED(1)      PER SECURITY          PRICE          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
  Subscription Rights to purchase         1,258,714              --                 --                  --
             Debentures
---------------------------------------------------------------------------------------------------------------------
    9.25% Convertible Redeemable          1,258,714            $25.00          $31,465,425           $2,895(3)
      Subordinated Debentures
---------------------------------------------------------------------------------------------------------------------
     Common Stock issuable upon              (2)                 (2)               (2)                  (2)
conversion or special redemption of
           the Debentures
---------------------------------------------------------------------------------------------------------------------
(1)	Includes a maximum of 164,167 additional debentures issuable pursuant to the registrant's option to increase the maximum size of the offering.

(2)	This registration statement covers all common stock into which the Debentures will be convertible.

(3)	Previously paid.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement is filed solely for the purpose of filing the attached Exhibits. The Prospectus has not been included as part of this filing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

          The estimated expenses to be paid in connection with the issuance and distribution of the securities being registered, are as follows:

SEC registration fee	$2,895
Printing and engraving costs	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent, Trustee and registrar fees	*
Miscellaneous	*
Total	*

*	To be filed by amendment

Item 14. Indemnification of Directors and Officers

          The Company's Restated Certificate of Incorporation limits the liability of directors (in their capacity as directors but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Specifically, no director of the Company will be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability; (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

           Under the Restated Certificate of Incorporation, the Company will indemnify those persons whom it shall have the power to indemnify to the fullest extent permitted by Section 145 of the DGCL, which may include liabilities under the 1933 Act. Accordingly, in accordance with Section 145 of the DGCL, the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil. criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper.

          The Restated Certificate of Incorporation provides that the Company will advance expenses to the fullest extent permitted by Section 145 of the DGCL. Accordingly, the Company, in accordance therewith, will pay for the expenses incurred by an indemnified person in defending the proceedings specified in the preceding paragraph in advance of their final disposition, provided that, if the DGCL so requires, such person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. In addition, pursuant to the DGCL the Company may purchase and maintain insurance on behalf of any person who is or was a director, employee or agent of the Company against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or obligation to indemnify such person against such liability under the provisions of DGCL. The Company has obtained insurance for the benefit of the Company's officers and directors insuring such persons against certain liabilities, including liabilities under the securities laws.

          The Company has entered into agreements to indemnify its outside directors which are intended to provide the maximum indemnification permitted by Delaware law. These agreements, among other things, indemnify each of the Company's outside directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such director in any action or proceeding, including any action by or in the right of the Company, on account of such director's service as a director of the Company.

Item 15. Recent Sales of Unregistered Securities

          None.

Item 16. Exhibits and Financial Statement Schedules.

          (a) Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

3.2	Form of Restated Bylaws of the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

4.1	Form of Certificate representing the Common Stock of the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

4.2	Form of Indenture between Interpool, Inc. and The Bank of New York, as trustee, related to the 9.25% Convertible Redeemable Subordinated Debentures.

4.3	Form of First Supplemental Indenture between Interpool, Inc. and The Bank of New York, as trustee, related to the 9.25% Convertible Redeemable Subordinated Debentures.

4.4	Form of Subscription Warrant and Related Documentation.*

4.5	Form of Subscription Documentation for Standby Purchasers.*

5.1	Opinion of Stroock & Stroock & Lavan LLP.*

10.1	Purchase Agreement dated as of January 30, 1993 by and between Sequa Capital Corp. and the Company, as amended as of March 5, 1993 (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.2	Restructuring Agreement as of August 5, 1992 among the Company, Trac Lease, Radcliff Group, Interpool Limited, Sequa Capital Corp., Martin Tuchman, Raoul J. Witteveen, Warren L. Serenbetz, Warren L. Serenbetz, Jr., Paul H. Serenbetz, Stuart W. Serenbetz and Clay R. Serenbetz (incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.3	Employment Agreement dated as of January 1, 1992 by and between Raoul J. Witteveen and the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.4	Employment Agreement dated as of January 1, 1992 by and between Martin Tuchman and the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.5	Consultation Services Agreement dated as of January 1, 1992 by and between Radcliff Group and the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.6	Stock Option Plan for Executive Officers and Directors (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.7	Stockholders' Agreement dated as of May 4, 1993, among the Company and Messrs. Martin Tuchman, Raoul J. Witteveen, Warren L. Serenbetz, Warren L. Serenbetz, Jr., Clay R. Serenbetz, Paul H. Serenbetz, Stuart W. Serenbetz and Arthur L. Burns and the Serenbetz Trust (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.8	Non-Compete Agreement dated as of May 4, 1993, by and between The Ivy Group and the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-71538)).

10.9	Lease Agreements by and between 211 College Road Associates and Interpool Limited and 211 College Road Associates and Microtech Leasing (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.10	Lease Agreement dated December 30, 1986 between Princeton Intermodal Equipment Trust I and Trac Lease (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.11	Lease Agreements between The Ivy Group and Trac Lease (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

Amendment No. 1, dated August 10, 1992, to Secured Promissory Note and Chattel Mortgage, Security Agreement and Assignment by and between The Ivy Group and the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.13	Chassis Lease Agreement dated as of August 15, 1992 by and between Eurochassis L.P. and Trac Lease (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.14	Transfer and Subscription Agreement among Radcliff Group, Martin Tuchman, Raoul J. Witteveen, Warren L. Serenbetz, Warren L. Serenbetz, Jr., Clay R. Serenbetz, Paul H. Serenbetz, Stuart W. Serenbetz, the Serenbetz Trust and the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.15	Exchange and Subscription Agreement by and between the Company and Arthur L. Burns (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.16	Demand promissory notes of the Company payable to Martin Tuchman, Warren L. Serenbetz and Princeton International Properties (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.17	Indemnity Agreement between the Company and other directors (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.18	Agreement between the Company and Arthur L. Burns regarding certain litigation (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 33-59498)).

10.19	Indenture between Interpool, Inc. and United States Trust Company of New York, as trustee, relating to the 7.35% Notes, dated July 29, 1997 (incorporated herein by reference to the Company’s Current Report on Form 8-K, dated July 29, 1997).

10.20	Indenture between Interpool, Inc. and United States Trust Company of New York, as trustee, relating to the 7.20% Notes, dated August 5, 1997 (incorporated herein by reference to the Company's Registration Statement on Form S-4 (Reg. No. 333-38705)).

10.21	Indenture between Interpool, Inc. and United States Trust Company of New York, as trustee, related to the 6-5/8% Notes, dated February 24, 1998 (incorporated by reference to the Company's Registration Statement on Form S-4 (Reg. No. 333-56065)).

10.22	Indenture between the Company and IBJ Schroeder Bank & Trust Company, as Trustee, dated January 27, 1997 (incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 1996).

10.23	First Supplemental Indenture between Interpool, Inc. and IBJ Schroeder Bank & Trust Company dated January 27, 1997 (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the period ended December 31, 1996).

10.24	Series A Capital Securities Guarantee Agreement dated January 27, 1997 (incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 1996).

10.25	Agreement of Merger dated March 15, 1996 among Trac Lease, Inc., Trac Lease Merger Corp. and the Company (incorporated herein by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 1995).

10.26	Letter Agreement between The Ivy Group and the Company (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the period ended December 31, 1995).

10.27	Chassis Lease Agreement dated January 1, 1998 between The Ivy Group and Trac Lease, Inc. (incorporated herein by reference to the Company's Annual Report on Form 10K for the period ended December 31, 2000).

10.28	Consulting Agreement between Interpool, Inc. and Atlas Capital Partners dated February 28, 1998 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for period ended June 30, 1998).

10.29	Asset Purchase Agreement, dated as of July 27, 2000 by and between the Company and Transamerica Leasing, Inc. (incorporated herein by reference to the Company's Form 8-K filed on November 3, 2000).

10.30	Amendment No. 1 to the Asset Purchase Agreement dated October 24, 2000 by and between the Company and Transamerica Leasing, Inc. (incorporated herein by reference to the Company's Form 8-K filed on November 3, 2000).

10.31	Chassis Lease Agreement dated January 1, 2001 between The Ivy Group and Trac Lease, Inc. (incorporated herein by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 2000).

10.32	Asset Purchase Agreement, dated as of January 26, 2001, by and between Interpool, Inc. and Transport International Pool, Inc (incorporated herein by reference to the Company’s Form 8-K filed on April 3, 2001).

10.33	Amendment No. 1 to the Asset Purchase Agreement, dated as of March 30, 2001, by and between Interpool, Inc. and Transport International Pool, Inc. (incorporated herein by reference to the Company's Form 8-K filed on April 3, 2001).

10.34	Chassis Holdings I LLC Operating Agreement dated as of July 1, 2001 (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q filed November 14, 2001).

10.35	Chassis Holdings I LLC Put/Call Agreement dated as of July 1, 2001 (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q filed November 14, 2001).

10.36	Sale and Purchase Agreement between 211 College Road Associates and the Company (incorporated herein by reference to the Company’s Annual Report on Form 10-K for the period ended December 31, 2001).

10.37	Third Amended and Restated Senior Loan and Security Agreement dated as of December 17, 1997 among Interpool, Inc., Trac Lease, Inc., Interpool Limited, Interpool Finance Corp. with CoreStates Bank, N.A., as Agent, and PNC Bank, National Association, as Co-Agent, and the Institutional Lenders listed Herein, as Lenders.

10.38	First Amendment to Third Amended and Restated Senior Loan and Security Agreement dated as of November 17, 1998 among Interpool, Inc., Trac Lease, Inc., Interpool Limited, Interpool Finance Corp. with First Union National Bank (Successor to CoreStates Bank, N.A.), as Agent, and PNC Bank, National Association, as Co-Agent, and the Institutional Lenders listed Herein, as Lenders.

10.39	Second Amendment to Third Amended and Restated Senior Loan and Security Agreement dated as of May 26, 2000 among Interpool, Inc., Trac Lease, Inc., Interpool Limited, Interpool Finance Corp. with First Union National Bank (Successor to CoreStates Bank, N.A.), as Agent, and PNC Bank, National Association, as Co-Agent, and the Institutional Lenders listed Herein, as Lenders.

10.40	Third Amendment to Third Amended and Restated Senior Loan and Security Agreement dated as of July 20, 2000 among Interpool, Inc., Trac Lease, Inc., Interpool Limited, Interpool Finance Corp. with First Union National Bank (Successor to CoreStates Bank, N.A.), as Agent, and PNC Bank, National Association, as Co-Agent, and the Institutional Lenders listed Herein, as Lenders.

10.41	Fourth Amendment to Third Amended and Restated Senior Loan and Security Agreement dated as of October 6 2000 among Interpool, Inc., Trac Lease, Inc., Interpool Limited, Interpool Finance Corp. with First Union National Bank (Successor to CoreStates Bank, N.A.), as Agent, and PNC Bank, National Association, as Co-Agent, and the Institutional Lenders listed Herein, as Lenders.

12.1	Statement regarding computation of ratios of earnings to fixed charges.**

21.1	Subsidiaries of the Company (incorporated herein by reference to the Company's Registration Statement on Form S-1 (Reg. No. 333-66738) filed on August 3, 2001).

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).*

23.2	Consent of Arthur Andersen LLP.**

24.1	Power of Attorney (included in signature page).**

25.1	Statement of Eligibility of Trustee.

99.1	Letter to Commission Pursuant to Temporary Note 3T.**

* **	To be filed by amendment. Previously filed.

          (b) Financial Statement Schedules.

Schedule 2--	INTERPOOL, INC. AND SUBSIDIARIES SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 and 1999 ALLOWANCE FOR DOUBTFUL ACCOUNTS (previously filed)

          All other financial statement schedules have been omitted because they are not required, not applicable or the information to be included in the financial statement schedules is included in the Consolidated Financial Statements or the notes thereto.

Item 17. Undertakings

           Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on June 25, 2002.

INTERPOOL, INC. By: /s/ Martin Tuchman Martin Tuchman Chairman and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Martin Tuchman Martin Tuchman	Chairman of the Board and Chief Executive Officer	June 25, 2002

/s/ Raoul J. Witteveen * Raoul J. Witteveen	President, Chief Operating Officer and Director	June 25, 2002

/s/ Mitchell I. Gordon * Mitchell I. Gordon	Chief Financial Officer, Executive Vice President and Director	June 25, 2002

/s/ Arthur L. Burns * Arthur L. Burns	General Counsel, Secretary and Director	June 25, 2002

/s/ William Geoghan * William Geoghan	Senior Vice President (Principal Accounting Officer)	June 25, 2002

/s/ Warren L. Serenbetz * Warren L. Serenbetz	Director	June 25, 2002

/s/ Peter D. Halstead * Peter D. Halstead	Director	June 25, 2002

/s/ Joseph J. Whalen * Joseph J. Whalen	Director	June 25, 2002

/s/ Clifton H.W. Maloney * Clifton H.W. Maloney	Director	June 25, 2002

*By: /s/ Martin Tuchman
        Martin Tuchman, as attorney-in-fact